EXHIBIT 10(b)

                          SHAW INDUSTRIES, INC.

                       DEFERRED COMPENSATION PLAN

     The Board of Directors of Shaw Industries, Inc. (the "Company") hereby recognizes that it is in the best interests of the Company to provide incentive for highly compensated key employees to remain in the employ of the Company, to reward such employees for outstanding service and to provide a system of benefits that will assist the Company to attract and retain the services of additional key employees. The Board of Directors hereby determines that in order to achieve these goals, the Company should adopt a deferred compensation plan to provide for the payment of benefits to certain key employees selected by the Board of Directors upon their retirement, death or disability, provided they have remained in the employ of the Company until the occurrence of such an event.

     Consequently, the following deferred compensation plan (the
"Plan") is hereby approved and adopted.

     l. Name of the Plan. This Plan, as now enacted and as hereafter amended, shall be known as the Shaw Industries, Inc. Deferred Compensation Plan.

     2. Purpose of Plan. The purposes of the Plan are to retain the services of highly compensated key employees for the Company, to reward them for outstanding performances in the past, to encourage them to continue to devote their full attention and efforts to the growth and profitability of the Company and to recruit new key employees for the Company.

     3. Determination of Eligibility. The Board of Directors of the Company, or its designated Compensation Committee, shall have the right to determine those key employees who shall be eligible to participate in the Plan. The Board of Directors or such committee, which shall hereafter collectively be referred to as the "Board", shall have the further right and authority to enter into agreements with such designated employees pursuant to the Plan and to modify, alter or terminate such agreements with the consent or approval of the affected employees.

     4. Amount of Benefits. The Board shall have the sole and exclusive right to determine the amount of deferred compensation to be paid to any designated employee pursuant to the Plan; however, unless specifically approved by a majority of the members of the Board of Directors (excluding the votes of any members of the Board who may be beneficiaries of such a proposal), the maximum amount payable to any employee under this plan (the "Benefit Amount") shall not exceed twice the Annual Benefit Amount as defined.

          Unless otherwise specified by the Board, the Annual Benefit Amount shall be equal to the average of the three highest years of income for the designated employee for the last five years prior to retirement, death or total disability.

     5. Payment of Benefits. The Board shall determine the appropriate method of payment for each employee under the Plan, but the typical method of payment shall constitute payment of the aggregate Benefit Amount in 120 equal monthly installments over the 10 year period following the employee's death, retirement or total disability. The Board is hereby specifically authorized, in its discretion, to negotiate for a more rapid payment, on a discounted basis, if it determines that such an accelerated method of payment is in the best interests of the Company and the employee.

          The basis and amount of any discount shall be determined by the Board, in its discretion, subject to the agreement of the employee or his designated beneficiary, executors, heirs or personal representatives.

     6. Early Retirement. Upon the mutual agreement of an employee participating in the Plan and the Board, such an employee who elects to take early retirement may receive benefits under the Plan on such terms as the Board and such employee may determine.

     7. Forfeiture of Benefits. Benefits to be received by designated employees under the Plan are forfeitable. In the event that the employee should at any time voluntarily resign from the Company or be terminated for cause (as defined), all benefits payable to such employee under the Plan shall immediately terminate and the Company shall have no obligation to pay any amounts under this Plan to such employee. As used in this Plan and in any agreement between the Company and designated employee, the term "cause" shall mean acts of gross negligence or willful or wanton disregard for duties; conviction of a crime involving moral turpitude; or the commission or omission of any other acts deemed by the Board to be inimical to the best interest of the Company. The determination of "cause" shall be made solely by the Board, in its exclusive discretion, and its determination shall be final and binding.

     8. Method of Funding. Nothing contained in this Plan shall create any obligation on the part of the Company to fund its obligations under this Plan or to establish a separate or segregated fund for its obligations under this Plan.

     9. Evidence of Agreement. The Company and each designated employee shall enter into an agreement containing the terms of the Plan as set forth above and such other terms and conditions as the Board shall deem necessary or appropriate.


    10. Termination. The Board shall have the right to amend, modify or terminate this Plan at any time in its sole discretion.


 DEFERRED COMPENSATION AGREEMENT



    This Agreement is made and entered into this ____________ day of ________________, 19 _____ between ____________________ (the
"Employee") and SHAW INDUSTRIES, INC., a Georgia corporation ("Shaw").

    Employee is currently employed by Shaw as __________________(title) and in such capacity and others has rendered valuable services to Shaw which have been of outstanding merit and which have contributed to the growth and development of Shaw.

    The Board of Directors of Shaw, in recognition of such past services and as an incentive to assure that the Employee will continue his best efforts on behalf of Shaw, now desires, together with the Employee, to provide for certain deferred compensation of the Employee to take effect on the employee's death, retirement or total disability as set forth herein.

    Therefore, in consideration of the services performed by the Employee for Shaw in the past and in consideration and contemplation of services to be performed by the Employee for Shaw in the future, the Employee and Shaw hereby agree as follows:

    l.    Definition.

          (a) "Annual Benefit Amount" shall mean the average annual gross compensation of the Employee for the three highest years of income over the five years of service immediately preceding the Determination Date. In the event that the Determination Date occurs on a date other than the last day of Shaw's fiscal year, the Annual Gross Compensation for the year in which the Determination Date occurs shall be equal to the annualized amount of the Employee's actual gross salary through the Determination Date plus any bonus or other incentive compensation paid or accrued through the Determination Date.

          (b) "Benefit Amount" shall mean the number obtained by multiplying the Annual Benefit Amount by a factor of 2.

          (c) "Cause" shall mean conduct by the Employee consisting of gross negligence, wanton or willful disregard of his duties, conviction of a crime involving moral turpitude or any other act or omission determined by the Board of Directors to be inimical to the best interests of Shaw. The determination of cause shall be made by the Board, solely in its discretion,and its determination shall be final and binding.

          (d) "Designated Beneficiary" shall mean the person or persons specified as beneficiary or beneficiaries by the Employee in writing to Shaw. If, at the Employee's death, the named beneficiary or all beneficiaries shall not be alive, the term Designated Beneficiary shall mean the estate of the deceased Employee acting through his administrator, executor or personal representative.

          (e)  "Determination Date" shall mean the earlier of:
               (i) retirement, whether upon early retirement approved by Shaw, at normal retirement age established by Shaw or at such later date as the employee may retire, (ii) the date of the determination of total disability (as herein defined) by the Board of Directors of Shaw or
               (iii) death.

          (f) "Benefit Period". Unless otherwise specified herein, the Benefit Period shall mean the ten year period commencing with the first day of the month following the Determination Date.

          (g)  "Total Disability" shall mean total and
               permanent disability of the Employee such that he is unable to perform his duties in a manner satisfactory to Shaw as determined in a resolution by the Board of Directors of Shaw whose decision shall be final and binding. Employee hereby consents to be examined by such physicians as Shaw may request to assist Shaw in determining whether total disability has occurred.

    2.    Benefits.

          (a) Retirement. If the Employee shall continue in Shaw's employ until his normal retirement date established by Shaw then upon his normal retirement date, or such later date as the Employee shall actually retire, Shaw shall pay the Employee the Benefit Amount as herein defined during the Benefit Period as herein defined, commencing on the first day of the month next following his retirement and continuing on a monthly basis thereafter for a total of 120 monthly payments. In the event of the Employee's death after retirement but prior to completion of the payment of the Benefit Amount, the remaining payments shall be paid to such person or persons as the Employee shall Save designated in writing to Shaw.

               During the Benefit Period, Employee shall, at Shaw's request, be available at mutually agreeable times to provide consultation and advice to Shaw, but Employee shall not be required to travel away from his residence for purposes of such consultation unless all expenses incurred by him are paid by Shaw.

               Also during the Benefit Period, without the prior consent of Shaw, Employee shall not offer his services as a consultant to any other carpet manufacturer or own more than ten percent of stock of or be employed in an executive capacity by any other carpet manufacturer which competes with Shaw.
               Payments to the Employee of the Benefit Amount are conditioned upon his fulfillment of these obligations and if Employee should materially breach any of the foregoing requirements, the Board of Directors of Shaw may suspend or eliminate any future payments. The determination by the Board of Directors of Shaw of a material breach shall be final and conclusive.

          (b) Total Disability. In the event the Employee becomes totally disabled as herein defined while employed by Shaw, the Board of Directors of Shaw may by resolution terminate the active services of Employee. In such event Shaw shall pay the full Benefit Amount to the Employee over the Benefit Period, as such terms are herein defined, in equal monthly payments as described in Paragraph 2(a) above or as may be mutually agreed upon as provided in Paragraph 2(d) below. If the Employee should die after the onset of total disability but prior to retirement, the Employee shall be deemed to have retired at death and payments of the Benefit Amount originally determined at the onset of total disability shall be continued for the remainder of the Benefit Period established at the time of total disability to the Designated Beneficiary.

          (c)  Death.    If the Employee should die while
               employed by Shaw prior to his normal retirement date, Shaw shall pay to such person or persons designated in writing by the Employee Benefit Amount during the Benefit Period in equal monthly payments as described in Paragraph 2(a) above as those terms are herein defined.

          (d) Lump Sum or Modified Payments. At any time after the retirement, death or disability of the Employee, Shaw and the Employee or, in the event of the Employee's death, the Designated Beneficiary may agree upon a more accelerated method of payment, or a lump sum payment of all the unpaid balance of the Benefit Amount, discounted to present value by any method mutually satisfactory to the parties.

    3. Other Benefits. Nothing contained in this Agreement shall be construed to alter, impair or affect the rights of the Employee to participate in any pension, profit-sharing or other benefit plan now or hereafter adopted by Shaw.

    4. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Employee and his personal representative, heirs, and executors and to Shaw and its successors and assigns.

    5. Entire Agreement. This Agreement constitutes the sole and entire agreement between the parties concerning the subject matter hereof and may be altered or amended only in writing and signed by the party against whom enforcement of this agreement may be sought.

    6. Governing Law. This Agreement shall be construed and enforced in accordance with Georgia Law.

    7. Relationship Between the Parties. This Agreement shall not be construed as an employment agreement between the Employee and Shaw nor shall any provision hereof restrict Shaw's right to modify or terminate the services of the Employee.


    IN WITNESS WHEREOF, Shaw and the Employee have each duly executed this Agreement the day and year written above.




_________________________(Seal)
        Employee



      SHAW INDUSTRIES, INC.


BY:____________________________




DESIGNATED BENEFICIARY



    I hereby designate ___________________________, my_________________, as my beneficiary under the foregoing agreement, reserving the right to change said beneficiary at any time by written notice to Shaw. If at my death the person or persons named above do not survive me, then I designate my estate as the beneficiary under the foregoing agreement.



________________________________
          Employee

________________________________
           DATE